Exhibit 99.1

Empire Resorts, Inc. Announces Retirement

of Chief Executive Officer Joseph D’Amato

Current President and Chief Operating Officer Ryan Eller named as CEO

MONTICELLO, N.Y., (June 1, 2017) — Empire Resorts, Inc. (“Empire” and, together with its subsidiaries, the “Company”) (“NasdaqGM:NYNY”) today announced that its Chief Executive Officer Joseph D’Amato has retired from the Company and the Board of Directors, effective immediately.

The Company also announced that its current President and Chief Operating Officer Ryan Eller has been appointed CEO, and will retain the title of President. In his new role, Mr. Eller will lead Empire in fulfilling the vision of Resorts World Catskills as the preeminent destination for gaming and tourism in the Northeast.

“It has been my great pleasure to work with Joe D’Amato for the past seven years.” said Emanuel Pearlman, Executive Chairman of Empire Resorts. “Joe has been an essential member of the Empire family since 2009 and worked tirelessly to help ensure the Company was awarded a gaming facility license to develop and operate a resort casino in the Town of Thompson in Sullivan County. He has led by example throughout his tenure, and we wish him all of the best for a successful retirement following a distinguished and successful 47-year career.”

“It is truly a privilege to assume the role of CEO,” said Mr. Eller, “I would like to thank Joe for his leadership which has enabled me to inherit an outstanding team and a project that will be well-positioned to be one of the nation’s most exciting new resort casinos.”

Mr. Pearlman added, “To assist in the transition, Joe will continue as a consultant to the Company for the next year as we prepare for the opening of Resorts World Catskills. While we are sorry to see Joe leave the company as a permanent member of the team, we’re fortunate to have Ryan’s talent and knowledge as he undertakes the CEO responsibilities.”

Last month, a subsidiary of Empire entered into a license agreement to rebrand the resort casino, formerly referred to as Montreign Resort Casino, as a Resorts World property. The Resorts World brand was established by leaders of the Genting Group, a multi-national conglomerate that includes a highly-regarded resort and casino industry leader. The internationally-recognized Resorts World hospitality and casino brand is applied to properties located around the world, including integrated destination resorts located in Kuala Lumpur, Malaysia; Singapore; Bimini, Bahamas; Manila, Philippines; Birmingham, England; New York City, New York; and the newest property currently under construction in Las Vegas, Nevada.

Resorts World Catskills was chosen as the name for the resort casino following market research regarding the rebranding. The name Resorts World Catskills pays homage to the Catskills region of New York where Sullivan County is located. The Catskills region, which is comprised of Sullivan, Ulster, Greene and Delaware counties, is known for its crisp mountain air and fresh food, and has traditionally served as a year-round resort destination of choice for New York residents.

Resorts World Catskills is expected to open in March 2018.

About the Company

The Company was awarded a gaming facility license by the New York State Gaming Commission to develop and operate a resort casino to be located at the site of a four-season destination resort being developed in the Town of Thompson in Sullivan County, approximately 90 miles from New York City. The Company is the sole holder of a gaming facility license in the Hudson Valley-Catskills Area, which consists of Columbia, Delaware, Dutchess, Greene, Orange, Sullivan and Ulster counties in New York State.

The Resorts World-branded resort casino, which is being developed by Montreign Operating Company, LLC, an indirect, wholly-owned subsidiary of Empire, will include an 18-story casino, hotel and entertainment complex with approximately 100,000 square feet of casino floor, over 100 table games, 2,150 state of the art slot machines, a poker room and private gaming salons. Guest amenities will include 332 all-suite luxury rooms, which include 12 penthouse suites, 8 garden suites and 7 two-story villas, two indoor pools, a spa and fitness center — all designed to meet 5-star and 5-diamond standards. Guests will be able to choose from over 10 varied bar and restaurant experiences, including fine dining, and an Italian steakhouse created by celebrity chef Scott Conant. Guest can also enjoy year-round live entertainment at the over 2,000-seat event center, casino bars, restaurants and lounges.

Expected to open in March 2018, the destination resort in which Resorts World Catskills is located, will also include an entertainment village providing additional entertainment, food and accommodations, and a Rees Jones-redesigned golf course, both of which are being developed by subsidiaries of Empire. In addition, the destination resort will include an indoor waterpark lodge.

The Company also owns and operates Monticello Casino and Raceway, a 45,000-square-foot video gaming machine and harness horseracing facility located in Monticello, New York, approximately 90 miles northwest of New York City.

Further information about the Company is available at www.empireresorts.com, www.rwcatskills.com and www.monticellocasinoandraceway.com.

Cautionary Statement Regarding Forward Looking Information

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and our management team, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; changes in the competitive environment in the gaming industry and the markets where we operate; whether the Company is judged to have met the hospitality standards necessary to be awarded a 5-diamond rating by the American Automobile Association or a 5-star rating by the Forbes Travel Guide; the ability to meet and maintain compliance with legal and regulatory restrictions on our business, including in relation to our advertising, customer promotion and marketing activities; recognition of and loyalty to the Resorts World and Genting brands; customer preference for competing hospitality and gaming brands operating in our market; the effectiveness of marketing and promotional activity based on the Resorts World and Genting brands; our ability to adapt to a rapidly changing media environment; our ability to leverage the Resorts World and Genting brands to attract visitors in our market; adverse publicity relating to the Resorts World or Genting brands; whether we execute definitive agreements to join the Genting Rewards customer loyalty alliance; and the Genting Group’s continued investment to maintain, extend and expand the image of the Resorts World and Genting brands through marketing initiatives, including advertising and consumer promotions, and product innovation, over which we have no control. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Contact:

Empire Resorts, Inc.

Charles A. Degliomini

Executive Vice President

(845) 807-0001

cdegliomini@empireresorts.com